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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 12, 2000 [except as to notes 12[b] and 9[a] which are dated as of January 22 and ***, 2000, respectively] with respect to the consolidated financial statements of Webhelp.com Inc. as at December 31, 1999 and for the period May 27, 1999 to December 31, 1999, in the Registration Statement on Form S-1/A and related Prospectus of Webhelp.com Inc. for the registration of 6,325,000 shares of its common stock with a maximum offering price of $75,900,000.

                                          Ernst & Young LLP

Toronto, Ontario, Canada

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 9[a] to the consolidated financial statements.

                                          /s/ Ernst & Young LLP


Toronto, Ontario, Canada
August 31, 2000